UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: September 4, 2009

Hawaiian Electric Industries, Inc.

Exact Name of Registrant as Specified in Its Charter

State of Hawaii	1-8503	99-0208097
(State or other jurisdiction of incorporation)	Commission File Number	I.R.S. Employer Identification No.

900 Richards Street, Honolulu, Hawaii 96813

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (808) 543-5662

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Issuances of common stock through the Hawaiian Electric Industries, Inc. Dividend Reinvestment and Stock Purchase Plan (DRIP) and the Hawaiian Electric Industries Retirement Savings Plan (HEIRS) have been important sources of capital for Hawaiian Electric Industries, Inc. (HEI). Issuances of common stock through DRIP and HEIRS provided new capital of $43 million (approximately 1.8 million shares) in 2008 and $41 million (approximately 1.7 million shares) in 2007. From January 1, 2009 through April 15, 2009, issuances of common stock through these plans increased significantly. During this period, HEI raised $14 million of new capital through the issuance of approximately 1.0 million shares for these plans.

As previously announced, HEI ceased such issuances of stock through DRIP and HEIRS effective April 16, 2009 and began satisfying the HEI common stock requirements of DRIP and HEIRS through open market purchases. Also, since inception on May 7, 2009, the current ASB 401(k) Plan has satisfied its HEI common stock requirements through open market purchases. On September 4, 2009, HEI will begin satisfying the HEI common stock requirements of DRIP, HEIRS and the ASB 401(k) Plan through issuances of new common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWAIIAN ELECTRIC INDUSTRIES, INC. (Registrant)

/s/ James A. Ajello
James A. Ajello
Senior Financial Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer of HEI) Date: September 4, 2009

1